UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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Tenneco Inc.

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The following list of frequently asked questions and answers was sent as an email by Brian J. Kesseler, member of the Board of Directors and Chief Executive Officer of Tenneco Inc., a Delaware Corporation (“Tenneco”), to employees on February 23, 2022.

1.	What was announced today?

•	Tenneco has entered into an agreement to be acquired by Apollo private equity funds. Upon completion of the transaction, Tenneco will become a private company.

•	We are thrilled to partner with Apollo, a leading global alternative asset manager, who believes in our mission, our vision and our people.

•	They have a track record of helping companies achieve their long-term strategies and will be an excellent partner for Tenneco.

2.	Why will we become a private company? Why did Tenneco enter into this transaction?

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Becoming a private company will significantly enhance our ability to execute our global strategy in the evolving mobility landscape as well as increase our flexibility to position our Motorparts, Performance Solutions, Clean Air and Powertrain businesses for profitable growth. This partnership is a win-win-win that will benefit team members, our clients and our customers, as well as our shareholders.

•	Apollo recognizes the strength of our product portfolio and our ability to serve leading OEM’s and aftermarket blue-chip customers in key markets across the globe.

•	They have long appreciated Tenneco’s role in providing solutions for global mobility markets, and will help us reach new levels of growth.

3.	Who is Apollo?

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Apollo is one of the world’s leading alternative asset managers and has a long track record of providing its portfolio companies the flexibility to invest their resources in long-term strategies that have powered them to new heights of success.

•	They recognize the strength of our product portfolio and our team – we believe together, Tenneco will be optimally positioned to serve leading OEM and aftermarket blue-chip customers globally.

4.	What kind of experience does Apollo have in the automotive OE and aftermarket sectors?

•	Apollo has been one of the most successful private equity investors for more than 30 years and helps the portfolio companies owned by its investments funds to grow and create long-term value.

•

The Apollo team has significant experience in the manufacturing and industrials sectors, and in automotive specifically Apollo-managed funds are currently a majority shareholder in ABC Technologies, a leading manufacturer and supplier of custom, highly engineered, technical plastics and lightweighting innovations to the North American light vehicle industry.

•	Apollo’s private equity portfolio also includes household brand names such as Yahoo, the Venetian, Shutterfly and ADT.

5.	How will the transaction impact Tenneco team members?

•	This transaction is about creating an even stronger business that we expect will result in exciting career development opportunities for many team members.

•	Apollo recognizes the strength of our team and product portfolio – and together we believe that Tenneco will be optimally positioned to serve leading OEM and aftermarket blue-chip customers globally.

•

It is important to remember that the announcement is just the first step toward completing this transaction, and it is business as usual at Tenneco. We are relying on you to stay focused on your day-to-day responsibilities and to continue serving our customers as you always have.

6.	Will this transaction have any impact on team member benefits and compensation?

•	Until the transaction closes, we will operate under our current compensation and benefit programs.

•	In the meantime, we can note that Apollo’s general approach is to keep individuals’ benefits and compensation consistent or better. To the extent there are any changes, we will inform you in advance.

7.	I own Tenneco stock. What will happen to team members’ stock? What happens to equity that has been granted, but is unvested?

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Team members who are stockholders of Tenneco will receive $20.00 in cash for each share of Tenneco that they own, including equity grants that have vested and not yet been sold, upon closing of the transaction.

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In addition, equity grants that are unvested immediately prior to the closing of the transaction will be accelerated and paid out in cash based upon the $20.00 transaction share value and with all performance equity awards vesting at target levels.

•	More information with respect to these details will be determined and communicated to you as they are finalized.

8.	What does it mean to be a private company? Does this mean we are a private company today?

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When the transaction closes, which we expect to occur in the second half of 2022, Tenneco’s common stock will no longer be listed on NYSE, and each Tenneco stockholder will receive $20.00 in cash for each share of Tenneco stock that they own.

•	That said, today’s announcement is just the first step in a process. There are still a number of customary closing conditions that must be satisfied before the transaction is complete.

9.	Does this transaction change Tenneco’s strategy?

•	This transaction should not change our overall strategy or the key initiatives we currently have underway.

•	We are relying on you to stay focused on your day-to-day responsibilities and to continue serving our customers as you always have.

•

We believe as a private company we will be able to focus and execute on a longer-term strategy. The purchase price in this transaction demonstrates the Apollo team saw substantial value in our business and future, and we are excited to have their support as future owners.

10.	Will there be any changes to the Tenneco name and brand? What about headquarters?

•	Tenneco will continue to operate under the Tenneco name and brand, and maintain a global presence.

11.	Are you notifying customers? What should I say if a customer asks about this?

•	Yes, we are notifying our customers and business partners as we value our relationships with both and believe this is an important announcement to share.

•	We are communicating this news to them just as we are to you. You can relay that it is business as usual at Tenneco.

12.	What do I do if I am contacted by the media or other third parties?

•	Consistent with company policy, please refer any media or investor inquiries to Chris Brathwaite at CBrathwaite@Tenneco.com.

•	It is important we speak with one voice, and we ask that you please refrain from commenting on any questions you receive from media or the investment community.

13.	When will I receive more information? Who can I go to if I have any questions?

•	As this process moves forward, there will be milestones and we’ll communicate with you as those occur.

•	If you have any questions, do not hesitate to reach out to your manager.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed transaction involving TEN and Apollo private equity funds. A meeting of the stockholders of TEN will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger. TEN expects to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of TEN and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF TEN ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TEN, THE APOLLO PRIVATE EQUITY FUNDS ACQUIRING TEN AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by TEN with the SEC at the SEC’s website at www.sec.gov, at TEN’s website at www.tenneco.com or by sending a written request to Tenneco Inc., Attn: Corporate Secretary, 500 North Field Drive, Lake Forest, Illinois 60045.

Participants in the Solicitation

TEN and its directors, executive officers and certain other members of management and team members may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of TEN’s stockholders in connection with the Merger will be set forth in TEN’s definitive proxy statement for its stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the Merger will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the Merger. Information relating to the foregoing can also be found in TEN’s definitive proxy statement for its 2021 Annual Meeting of Stockholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on April 1, 2021. To the extent that holdings of TEN’s securities have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when TEN or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of TEN and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside TEN’s control. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; (2) the risk that the Merger Agreement may be terminated in circumstances requiring TEN to pay a termination fee; (3) the risk that the Merger disrupts TEN’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Merger on the ability of TEN to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the Merger on TEN’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Merger; (7) the risk that TEN’s stock price may decline significantly if the Merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against TEN and others; (9) other factors that could affect TEN’s business such as, without limitation, cyclical and seasonal nature of the industries that TEN serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus (“COVID-19”) pandemic; the cost and availability of supplies, raw materials and energy; the effectiveness of TEN’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting TEN’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting TEN’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters; and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, TEN’s stockholders will cease to have any equity interest in TEN and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in TEN’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as TEN’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on TEN’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, TEN undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.